UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2022

GREENSKY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38506	82-2135346
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5565 Glenridge Connector Suite 700 Atlanta, Georgia	30342
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (678) 264-6105

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value	GSKY	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

On March 29, 2022 (the “Closing Date”), GreenSky, Inc., a Delaware corporation (“GreenSky”), and The Goldman Sachs Group, Inc., a Delaware corporation (“GS Group”), completed the previously announced acquisition of GreenSky by GS Group. In connection therewith, on the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of September 14, 2021 (as amended or otherwise modified from time to time, including by the Joinder Agreements, dated as of November 5, 2021, the “Merger Agreement”), by and among GS Group, Goldman Sachs Bank USA, a bank organized under the laws of the State of New York (“GS Bank”), Glacier Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of GS Bank (“Merger Sub 1”), Glacier Merger Sub 2, LLC, a Georgia limited liability company and wholly owned subsidiary of GS Bank (“Merger Sub 2”), GreenSky and GreenSky Holdings, LLC, a Georgia limited liability company and subsidiary of GreenSky (“GreenSky Holdings”), (i) GreenSky merged with and into Merger Sub 1 (the “Company Merger”), with Merger Sub 1 surviving the Company Merger as a wholly owned subsidiary of GS Bank (such surviving entity, “Surviving LLC 1”), and (ii) Merger Sub 2 merged with and into GreenSky Holdings (the “Holdings Merger” and, together with the Company Merger, the “Mergers”), with GreenSky Holdings surviving the Holdings Merger as a subsidiary of GS Bank and Surviving LLC 1 (such surviving entity, “Surviving LLC 2”). The Holdings Merger occurred immediately prior to the Company Merger. Immediately following the consummation of the Mergers, Surviving LLC 1 merged with and into Surviving LLC 2, with Surviving LLC 2 continuing as the surviving entity and as a wholly owned subsidiary of GS Bank (“Final Surviving LLC”).

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the consummation of the Mergers, on March 29, 2022, GreenSky terminated the Credit Agreement, dated as of August 25, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among GreenSky Holdings, as borrower, the other loan parties thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and issuing bank. In connection with the termination of the Credit Agreement, all outstanding borrowings and all unpaid fees thereunder were paid in full and all commitments thereunder were terminated.

In connection with the consummation of the Mergers, on March 29, 2022, GreenSky terminated the Warehouse Credit Agreement, dated May 11, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Warehouse Credit Agreement”), by and among GS Investment I, LLC, as borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. In connection with the termination of the Warehouse Credit Agreement, all outstanding borrowings and all unpaid fees thereunder were paid in full and all commitments thereunder were terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As described above, on March 29, 2022, pursuant to and in accordance with the Merger Agreement, (i) GreenSky merged with and into Merger Sub 1, with Merger Sub 1 continuing as Surviving LLC 1, and (ii) Merger Sub 2 merged with and into GreenSky Holdings, with GreenSky Holdings continuing as Surviving LLC 2, with the Holdings Merger occurring immediately prior to the Company Merger. Immediately following the consummation of the Mergers, Surviving LLC 1 merged with and into Surviving LLC 2, with Surviving LLC 2 continuing as Final Surviving LLC.

As of the effective time of the Holdings Merger (the “Holdings Merger Effective Time”), subject to the terms and conditions set forth in the Merger Agreement, (i) each common unit of GreenSky Holdings (“Common Unit”), other than Common Units owned by GreenSky, which were converted into an equal number of limited liability company interests in Surviving LLC 2, was converted into the right to receive 0.03 (the “Exchange Ratio”) shares of common stock, par value $0.01 per share, of GS Group (the “Merger Consideration”) and (ii) each share of Class B common stock, par value $0.001 per share, of GreenSky (“GreenSky Class B Common Stock”) was automatically deemed transferred to GreenSky and canceled for no consideration. As of the Holdings Merger Effective Time, each holder of Common Units, other than GreenSky, ceased to have any rights as a holder of Common Units, except the right to receive the Merger Consideration, cash in lieu of fractional shares of GS Group’s common stock, if any, and any unpaid dividends or other distributions, in each case, pursuant to the Merger Agreement.

As of the effective time of the Company Merger (the “Company Merger Effective Time”), subject to the terms and conditions set forth in the Merger Agreement, each share of Class A common stock, par value $0.01 per share, of GreenSky (“GreenSky Class A Common Stock” and together with the GreenSky Class B Common Stock, “GreenSky Common Stock”) issued and outstanding immediately prior to the Company Merger Effective Time, other than shares of GreenSky Class A Common Stock owned by GreenSky as treasury stock or held by GS Group, GS Bank, Merger Sub 1 or Merger Sub 2 (in each case, not on behalf of third parties (including in a fiduciary, custodial, nominee or similar capacity)), which were canceled for no consideration, was converted into the right to receive the Merger Consideration. As of the Company Merger Effective Time, each holder of GreenSky Class A Common Stock immediately prior to the Company Merger Effective Time ceased to have any rights as a holder of GreenSky Class A Common Stock, except the right to receive the Merger Consideration, cash in lieu of fractional shares of GS Group’s common stock, if any, and any unpaid dividends or other distributions, in each case, pursuant to the Merger Agreement.

Each option to purchase shares of GreenSky Common Stock (a “GreenSky Stock Option”) outstanding immediately prior to the Company Merger Effective Time, whether vested or unvested, was canceled and converted into a right to receive a lump-sum cash payment, without interest, equal to the product of (i) the number of shares of GreenSky Common Stock subject to such GreenSky Stock Option immediately prior to the Company Merger Effective Time and (ii) the excess, if any, of (A) the Merger Consideration Value (as defined below) (or, if such GreenSky Stock Option was subject to a cap on the value received upon the exercise of the GreenSky Stock Option, the amount of such cap, if less than the Merger Consideration Value) over (B) the per share exercise price of such GreenSky Stock Option, subject to reduction for applicable withholding taxes. Any GreenSky Stock Option with a per share exercise price equal to or greater than the Merger Consideration Value was canceled for no consideration. The “Merger Consideration Value” is defined in the Merger Agreement as the product of the Exchange Ratio and $335.30, the closing price of GS Group’s common stock on March 28, 2022, the last trading day immediately preceding the Closing Date. Each share of GreenSky Common Stock subject to forfeiture conditions granted prior to the date of the Merger Agreement and each Common Unit subject to forfeiture conditions that was outstanding immediately prior to the Company Merger Effective Time and the Holdings Merger Effective Time, respectively, vested in full as of immediately prior to such applicable effective time and was treated the same as other shares of GreenSky Common Stock or other Common Units, as applicable.

Based on the closing price of GS Group’s common stock on the New York Stock Exchange of $335.30 on March 28, 2022, the last trading day immediately preceding the Closing Date, the Exchange Ratio represented approximately $10.06 in implied value for each share of GreenSky Class A Common Stock and each Common Unit.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference. The foregoing description of transactions contemplated by the Merger Agreement contained in the Introductory Note and this Item 2.01 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement. A copy of the Merger Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by GreenSky with the Securities Exchange Commission (the “SEC”) on September 15, 2021, and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Mergers, GreenSky requested that NASDAQ suspend trading of the GreenSky Class A Common Stock at the close of market trading on the Closing Date and file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist and deregister GreenSky Class A Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, Final Surviving LLC intends to file with the SEC on behalf of GreenSky a certification on Form 15 requesting that GreenSky’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be suspended.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the consummation of the Company Merger, a change of control of the registrant occurred and GreenSky merged with and into Merger Sub 1, with Merger Sub 1 surviving the Company Merger as a wholly owned subsidiary of GS Bank.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated in this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, as of the Company Merger Effective Time, GreenSky ceased to exist, and by operation of the Company Merger, all members of the board of directors of GreenSky ceased to be directors of GreenSky and each executive officer of GreenSky listed below ceased to hold the positions indicated beside such executive officer’s name:

•	David Zalik Chief Executive Officer and Chairman of Board of Directors

•	Gerald Benjamin Chief Administrative Officer, Vice Chairman and Director

•	Tim Kaliban President & Chief Risk Officer

•	Andrew Kang Executive Vice President and Chief Financial Officer

•	Ritesh Gupta Chief Operating Officer

•	Angela Nagy Chief Accounting Officer

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.

Pursuant to the Merger Agreement, as of the Company Merger Effective Time, GreenSky ceased to exist and Surviving LLC 1 continued as the surviving entity. Following the consummation of the Mergers, Surviving LLC 1 merged with and into Surviving LLC 2, with Surviving LLC 2 continuing as Final Surviving LLC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this report.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1†	Agreement and Plan of Merger, dated as of September 14, 2021, by and among The Goldman Sachs Group, Inc., Goldman Sachs Bank USA, GreenSky, Inc. and GreenSky Holdings, LLC (incorporated herein by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 15, 2021 (SEC File No. 001-38506)).

104	Cover Page Interactive Data Filed (embedded within the Inline XBLR document).

†

Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENSKY, INC.

By:	/s/ Thomas S. Riggs
	Name:	Thomas S. Riggs
	Title:	Authorized Person

Date: March 29, 2022

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